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                                                                    EXHIBIT 23.1
                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

                                                   PRICEWATERHOUSECOOPERS LLP
                                                   CHARTERED ACCOUNTANTS
                                                   PO Box 82
                                                   Royal Trust Tower, Suite 3000
                                                   Toronto Dominion Centre
                                                   Toronto, Ontario
                                                   Canada M5K 1G8
                                                   Telephone +1 416 863 1133
                                                   Facsimile +1 416 365 8215


SECURITIES & EXCHANGE COMMISSION






CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-109101) and on Form S-8 (Nos. 333-9830, 333-12800, 333-107266 and 333-111022) of our report dated June 22, 2001, except for note 2(a) which is at April 28, 2003 and Note 25 which is at March 19, 2004 relating to the consolidated financial statements of Lions Gate Entertainment Corp., which appears in this Form 10-K/A.

/s/PricewaterhouseCoopers LLP

Toronto, Canada
March 26, 2004

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.